                                                                    Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT

  NAME OF SUBSIDIARY                       JURISDICTION OF INCORPORATION

Aspen Insurance Limited                                Bermuda

Aspen Insurance UK Limited                             United Kingdom

Aspen (UK) Holdings Limited                            United Kingdom

Aspen Insurance UK Services Limited                    United Kingdom

Aspen U.S. Holdings, Inc.                              Delaware

Aspen Specialty Insurance Company                      North Dakota

Aspen Specialty Insurance Management Inc.              Massachusetts

Aspen Insurance U.S. Services Inc.                     Delaware

Aspen Re America, Inc.                                 Delaware

                                       1